Exhibit 99.2

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

GRAIN WEALTH LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GRAIN WEALTH LIMITED AND SUBSIDIARIES
INDEX TO UNAUDITED CONDENCED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Unaudited Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets - As of December 31, 2010 and June 30, 2010	2

Condensed Consolidated Statements of Income and Comprehensive Income - For the Six and Three Months ended December 31, 2010 and 2009	3

Condensed Consolidated Statements of Changes in Stockholders' Equity- For the Six and Three Months ended December 31, 2010 and 2009	4

Condensed Consolidated Statements of Cash Flows - For the Six months ended December 31, 2010 and 2009	5

Notes to Unaudited Condensed Consolidated Financial Statements	6 to 20

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSDED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2010	June 30, 2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,104,944	$1,802,342
Accounts receivable	4,573,660	642,021
Other receivables	-
Inventories	3,962,070	5,570,594
Prepaid expenses	-
Cost of growing crops	-
Advances to suppliers and other prepaid expense	1,135,428	123,016
Total Current Assets	15,776,102	8,137,973

Property, plant and equipment, net	10,401,199	8,917,152
Farm development cost, net	5,683,876	5,807,431
Land use rights under capital lease	193,879	189,792
Deposit on land use right	182,066	176,248

Total Assets	$32,237,122	$23,228,596

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term loans payable	$8,784,706	$5,045,090
Short-term obligation under capital lease from related parties	915	858
Current Portion of long-term loan payable	318,616	-
Accounts payable	1,634,592	729,996
Advance from customers	105,653	-
Payroll payable	151,915	106,814
Taxes payable	265,879	127,714
Dividends Payable	478,664	926,017
Due to related parties	399,298	379,570

Total Current Liabilities	12,140,238	7,316,059

Long-term loan payable	439,994	734,365
Long-term obligation under capital lease from related parties	210,000	203,746

Total Liabilities	$12,790,232	$8,254,170

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common Stock	10,000	10,000
Additional paid in capital	3,879,978	3,867,215
Retained earnings	13,736,225	9,837,623
Statutory reserve	704,289	704,289
Accumulated other comprehensive income -	1,116,398	555,299
Total Stockholders' Equity	19,446,890	14,974,426

Total Liabilities and Stockholders' Equity	$32,237,122	$23,228,596

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months Ended		For the six months Ended
	December 31,		December 31,
	2010	2009	2010	2009

NET REVENUES	$11,107,329	$9,185,852	$18,630,762	$13,015,232
COST OF REVENUES	7,721,704	6,211,506	13,169,669	8,588,701
GROSS PROFIT	3,385,625	2,974,346	5,461,093	4,426,531

OPERATING EXPENSES:
Salaries and related expenses	-	-	-
Depreciation	-	-	-
Selling and marketing expenses	521,183	432,570	766,843	637,077
General and administrative expenses	375,661	297,481	588,117	461,508
Total Operating Expenses	896,844	730,051	1,354,960	1,098,585

INCOME FROM OPERATIONS	2,488,781	2,244,295	4,106,133	3,327,946

OTHER (EXPENSE) INCOME:
Interest income	4,005	1,176	4,005	1,176
Interest expense	(129,639)	(123,481)	(226,453)	(203,817)
Non-operational income	168	146,989	14,917	167,348
Total Other (Expense) Income	(125,466)	24,684	(207,531)	(35,293)
			-
INCOME BEFORE INCOME TAXES	2,363,315	2,268,979	3,898,602	3,292,653
INCOME TAXES	-	-	-	-
NET INCOME	$2,363,315	$2,268,979	$3,898,602	$3,292,653

COMPREHENSIVE INCOME:
Net Income	$2,363,315	$2,268,979	$3,898,602	$3,292,653
Other Comprehensive Income:
Foreign currency translation gain	295,215	10,387	561,099	20,531
TOTAL COMPREHENSIVE INCOME	$2,658,530	$2,279,366	$4,459,701	$3,313,184

BASIC AND DILUTED INCOME PER COMMON SHARE	$236.33	$226.90	$389.86	$329.27

BASIC AND DILUTED WEIGHTED AVERAGE COMMON	10,000	10,000	10,000	10,000
SHARES OUTSTANDING	10,000	10,000	10,000	10,000

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
STATEMENTS OF CHANGE IN SHAREHOLDERS' EQUITY
For six months ended December 31, 2010 and 2009 (unaudited)
						Accumulated
						Other	Total
	Common Stock		Additional	Retained	Statutory	Comprehensive	Shareholders'
	Number of Shares	Amount	Paid-in Capital	Earnings	Reserve	Income	Equity

Balance, June 30, 2009	10,000	$10,000	$1,197,729	$6,708,817	$704,289	$515,338	$9,136,173

Cash dividends declared		-	-	(3,559,314)	-	-	(3,559,314)

Cash dividends reinvested		-	2,669,486	-	-	-	2,669,486

Comprehensive income:
Net income for the period		-	-	3,292,653	-	-	3,292,653

Foreign currency translation adjustment		-	-	-	-	20,531	20,531

Balance, December 30, 2009	10,000	$10,000	$3,867,215	$6,442,156	$704,289	$535,869	$11,559,529

Balance, June 30, 2010	10,000	$10,000	$3,867,215	$9,837,623	$704,289	$555,299	$14,974,426

Capital contribution			12,763				12,763

Comprehensive income:
Net income for the period		-	-	3,898,602	-	-	3,898,602

Foreign currency translation adjustment		-	-	-	-	561,099	561,099

Balance, December 31, 2010	10,000	$10,000	$3,879,978	$13,736,225	$704,289	$1,116,398	$19,446,890

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months Ended
	December 31,
	2010	2009
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,898,602	$3,292,653
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	325,737	298,745
Amortization-long-term prepayments	309,981	71,960
Amortization-land use rights under capital lease	2,142	2,105
Changes in assets and liabilities:
Accounts receivable	(3,844,644)	(2,108,260)
Other receivables	-	-
Inventories	1,762,275	1,020,181
Prepaid expenses	-	-
Cost of growing crops	-	-
Advances to suppliers and other prepaid expense	(991,383)	(235,437)
Accounts payable	865,680	261,332
Advance from customers	103,875	592,232
Payroll payable	40,876	22,483
Taxes payable	131,695	109,831
Due to related party	6,639	6,553
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,611,475	3,334,378

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,495,370)	(3,371,949)
Increase in long-term prepayments	-	-
Increase in deposit on land use rights	-	-

NET CASH USED IN INVESTING ACTIVITIES	(1,495,370)	(3,371,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in Short-term Loan Payable	3,512,933	1,759,582
Payment of cash dividend	(469,883)	-
Increase in loan from related party	-	120,238
Capital contribution by shareholder	12,763	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,055,813	1,879,820

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	130,684	2,182

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,302,602	1,844,431

CASH AND CASH EQUILAVENTS - beginning of period	1,802,342	1,563,002

CASH AND CASH EQUIVALENTS - end of period	$6,104,944	$3,407,432

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$219,814	$179,278
Income taxes	$-	$-

NON-CASH FINANCING ACTIVITIES:
Accrual of capital lease payments to related party	$436	$402

The accompanying footnotes are an integral part of these condensed consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Grain Wealth Limited is a limited liability company organized under the laws of the British Virgin Island (the “Grain Wealth”) on September 8, 2010.  Grain Wealth owns 100% of the issued and outstanding capital stock of Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. (“Xiangmei Food”), a wholly foreign-owned enterprise (“WFOE”) with limited liability, incorporated under the People’s Republic of China (the “PRC”) on December 23, 2010.  Xiangmei Food has entered into a series of contractual agreements with the owner of Hunan Xiangmei Food Co., Ltd. (“Hunan Xiangmei”).

Hunan Xiangmei is a limited liability company formed under laws of the PRC on March 27, 2006, with a total registered capital of RMB 10 million (approximate to $1.2 million), contributed by two individual shareholders, Mr. Wu YaoTian and Mr. Zhou Taiping. On December 24, 2009, Mr. Wu YaoTian transferred all of his ownership interest to Mr. Zhou Taiping, the Chairman of Hunan Xiangmei, and Mr. Zhou became the sole owner of Hunan Xiangmei, which is engaged in the business of growing, processing and distributing glutinous rice and other consumer food products such as frozen stuffed dumplings and ice cream products in the PRC.

On December 23, 2010, Xiangmei Food entered into a series of contractual arrangements with Hunan Xiangmei.  These contractual agreements require the pledge of Mr. Zhou’s equity interests in Hunan Xiangmei to Xiangmei Food. At any time during the agreement period, Xiangmei Food has exclusive rights to acquire any portion of the equity interests of Hunan Xiangmei. In addition, Xiangmei Food has sole discretion to appoint directors of Hunan Xiangmei and is entitled to certain management fees from Hunan Xiangmei.

Under these contractual arrangements, which obligate Xiangmei Food to absorb a majority of the risk of loss from Hunan Xiangmei’s activities and entitle it to receive a majority of its residual returns, Xiangmei Food has gained effective control over Hunan Xiangmei. Through these contractual arrangements, Xiangmei Food now holds the variable interests of Hunan Xiangmei, and Xiangmei Food becomes the primary beneficiary of Hunan Xiangmei. Based on these contractual arrangements, Hunan Xiangmei is considered as a Variable Interest Entity (“VIE”)  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Hunan Xiangmei no longer has the characteristics of a controlling financial interest. Accordingly, Hunan Xiangmei should be consolidated under ASC 810.

Grain Wealth is effectively controlled by the sole stockholder of Hunan Xiangmei, Mr. Zhou Taiping, and Grain Wealth has 100% equity interest in Xiangmei Food as of December 31, 2010. Therefore, Xiangmei Food and Hunan Xiangmei are considered under common control. The consolidation of Xiangmei Food and Hunan Xiangmei has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Xiangmei Food and Hunan Xiangmei had become effective as of the beginning of the first period presented in the accompanying condensed consolidated financial statements.

Collectively, Grain Wealth, Xiangmei Food and Hunan Xiangmei are hereinafter referred to as the “Company”.

As discussed in Note 17, on January 28, 2011, the Company and its shareholders entered into a Share Exchange Agreement (“Exchange Agreement”) with NewEra Technology Development Co., Ltd, (“NewEra”), a public traded company in United States ("U.S."). NewEra subsequently changed its name to "China New Greenfood Company Ltd." on April 1, 2011 to better reflect the nature of its business.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States (“US GAAP”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. These condensed consolidated financial statements and notes should be read in conjunction with the audited consolidated June 30, 2010 and 2009 financial statements and notes contained elsewhere in this Form 8-K/A. Operating results for the three and six months ended December 31, 2010 and 2009 may not be necessarily indicative of the results that may be expected for the full years.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (continued)

Principal of Consolidation

The condensed consolidated financial statements include the financial statements of Grain Wealth, Xiangmei Food and its 100% controlled subsidiary Hunan Xiangmei (collectively, “Company”). All significant inter-company balances and transactions are eliminated upon consolidation.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in 2010 and 2009 include the allowance for doubtful accounts, the reserve for slow moving or perishable inventory, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses, and due to shareholders approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the condensed consolidated balance sheets at fair value in accordance with the accounting guidance.

The fair value of the long-term loan as of December 31, 2010 and June 30, 2010 also approximated its recorded value because the interest rates are not substantially different than current interest rates.

The Company evaluated the fair value of the capital lease obligation – related parties, net of current portion at the balance sheet dates and determined that the book value of equipment loans payable approximated the fair market value based on level 3 inputs.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances in banks in the PRC are uninsured.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company may maintain allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. An allowance for doubtful accounts is not considered necessary at December 31, 2010 and June 30, 2010.

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. The Company maintains a relatively small balance of inventory on hand throughout the year and has not experienced any slow moving or perishable items. The Company does not consider it necessary to record any inventory reserve at December 31, 2010 and June 30, 2010. Prepayments for  growing crops, considered work in process, are reported at lower of cost or market,  are mainly costs incurred to grow the crops. The costs included direct cost such as seed selection, fertilizer, labor costs and contract fee that are spent in growing glutinous rice, peanuts and sesame on the contracted farmland and indirect cost which includes amortization of farmland development cost. All the costs are accumulated until the time of harvest and then allocated to glutinous rice, peanuts and sesame based on usage of the farmland in July and October, the harvest seasons of glutinous rice, and August, the harvest season of peanuts and sesame.

Property and equipment

Property and equipment is carried at cost and depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company evaluates property and equipment for impairment when events or changes in circumstances reflect the possibility that their recorded value may not be recoverable.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the six months ended December 31, 2010 and June 30, 2010.

Income taxes

As of December 31, 2010, the Company was governed only by the Income Tax Laws of the People’s Republic of China and British Virgin Island.  As of January 28, 2011, the Company also became subject to the income tax laws of the U.S. The Company accounts for income taxes under the provisions of ASC740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statement basis of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company had no deferred taxes as of December 31, 2010 and June 30, 2010.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company recognizes the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of glutinous rice and other consumer food upon shipment and transfer of title.

Shipping costs

Shipping costs are included in selling expenses and totaled $338,303 and $291,682 for the six months ended December 31, 2010 and 2009, respectively. Shipping cost totaled $179,121 and $151,136 for the three months ended December 31, 2010 and 2009, respectively.

Advertising

Advertising is expensed as incurred and is included in selling expenses on the accompanying statement of operations. For the six months ended December 31, 2010 and 2009, advertising expense amounted to $28,894 and $25,811, respectively. Advertising amounted to $23,018 and $18,570.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses, if any, that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2010 and June 30, 2010 were translated at 6.5910RMB to $1.00 and at 6.8086RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the six months ended December 31, 2010 and 2009 were 6.7038RMB and 6.8198RMB to $1.00, respectively. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Comprehensive income

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income includes net income and unrealized gains from foreign currency translation adjustments.

Earnings per share (EPS)

Earnings per share is calculated in accordance with the ASC 260. Basic net earnings per share are based upon the weighted average number of common shares outstanding.  Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have any dilutive convertible shares and stock options. Hence, the diluted earnings per share are equivalent to the basic earnings per share.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts. The adoption of this ASU did not have a material impact on the Company’s financial statements.

ASC 810, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted ASC 810 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted ASC 810. The adoption of this ASC did not have any material impact on the Company’s condensed consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on the Company’s condensed consolidated financial statements.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In December 2010, FASB issued Accounting Standards Update (ASU) No. 2010-29, Business Combinations (ASC Topic 805). The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is permitted. As we did not enter into any business combinations in fiscal year 2010, we believe that the adoption this update will not have any material impact on our financial statement disclosures. However, if we enter into material business combinations in the future, the adoption of this update may have significant impact on our financial statement disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

 NOTE 3 – INVENTORIES

At December 31, 2010 and June 30, 2010, inventories consisted of the following:

	December 31, 2010		June 30, 2010
Raw materials	$1,042,727		$301,985
Work in process	-	*	5,209,735
Finished goods	2,919,343		58,874
Less: Reserve for slow moving or perishable inventory	-		-
Inventories, Net	$3,962,070		$5,570,594

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

*Work in process consists of amortization of farmland development cost, seeds, fertilizer, labor spent in cultivating crops such as glutinous rice, peanuts and sesames.  Work in process is posted to finished goods after the crops are harvested. The harvest season of glutinous rice is August and October. The harvest seasons of peanuts and sesame are July or August.  At December 31, 2010, the Company had harvested all its crops and had zero balance in work in process.

NOTE 4 – PROPERTY AND EQUIPMENT

At December 31, 2010 and June 30, 2010, property and equipment consist of the following:

	Useful Life	December 31, 2010	June 30, 2010
Office equipment and furniture	5 Years	$41,205	$38,296
Manufacturing equipments	5-10 Years	3,837,839	3,640,276
Vehicles	5 Years	138,045	138,215

Building and building improvements	5-30 Years	6,392,231	6,187,938

Less: accumulated depreciation		(2,064,106)	(1,677,415)
Construction-in-progress		1,883,780	589,842
Deposit on equipment		172,205	-
		$10,401,199	$8,917,152

 For the six months ended December 31, 2010 and 2009, depreciation expense amounted to $325,737 and $298,745 of which $167,915  and $153,390 is included in cost of sales, $16,314 and $13,878  included in selling expense, and $141,508  and $131,477  is included in general and administrative expenses, respectively. For the three months ended December 31, 2010 and 2009, depreciation expense amounted to $166,811 and $167,627 of which $69,837 and $79,950 is included in cost of sales, $8,382 and $6,967 included in selling expense, and $88,592  and $80,710  is included in general and administrative expenses, respectively.

NOTE 5 – FARMLAND DEVELOPMENT COSTS

The Company has entered into several land developing agreements with a number of farming cooperatives since 2006. The farmland development costs are the costs to develop the farmland, which include water distribution systems and drainage tile. The Company hires labor to grow and harvest glutinous rice, peanuts and sesame by itself. The agreements have terms of 10 years expiring on various dates. .

The Company uses the straight-line method to amortize the long-term prepayments over the life of the contracts. As of December 31, 2010 and June 30, 2010, the Company has unamortized farmland development costs in the amount of $5,683,876 and $5,807,431 respectively.

Farmland development costs as of December 31, 2010 and June 30, 2010 are as follows:

	December 31, 2010	June 30, 2010
Farmland development costs	$6,305,720	$6,104,192

Less: accumulated amortization	(621,844)	(296,761)

Farmland development costs, Net	$5,683,876	$5,807,431

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Amortization of Farmland Development Costs attributable to future periods is as follows:

Twelve months ending December 31:
2011	$630,572
2012	630,572
2013	630,572
2014	630,572
2015	630,572
Thereafter	2,531,016
$5,683,876

NOTE 6 – DEPOSIT ON LAND USE RIGHTS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. As of December 31, 2010, the Company paid deposited 1,200,000RMB ($182,066) for the land use right of 100 acres in the Hunan QiYang Industry Development Zone. The land use rights will have a 50 year term upon delivery of certificate of land use rights title from the local government in the PRC. As of December 31, 2010, the Company has not commenced using the land and recorded no amortization.

NOTE 7 – SHORT-TERM LOANS

At December 31, 2010 and June 30, 2010, loans payable consisted of the following:

	December 31, 2010	June 30, 2010
Loan payable to Agriculture Development Bank of China, due on May 30, 2011, with annual interest at 5.31% and secured by certain equipments of the Company and real estate owned by Zhou Taiping and Zhou Jiling, Director and CEO of the Company respectively	$2,730,997	$2,643,715

Loan payable to Village Bank of Qiyang County due on March 25, 2011 with annual interest of 9.558% secured by assets of the Company	743,438	719,678

Loans payable to Agriculture Development Bank of China, due on May 12, 2011 and August 24, 2010 with annual interest of 5.31%.	758,610	1,028,112

Loans payable to Agriculture Development Bank of China, due on May 18, 2011 with annual interest of 5.31%	758,610	-

Loan payable to Agriculture Development Bank of China, due on May 12, 2011 and September 28, 2010 with annual interest of 5.31%.	455,166	653,585

Loan payable to Agriculture Development Bank of China, due on September 16, 2011 with annual interest of 5.31%	1,517,220	-

Loan payable to Industrial and Commercial Bank of China, due on November 14, 2011 with annual interest of 5.31% and assured by Yongzhou Small to Mid-size Company Credit Guarantee Co. Ltd.	758,610	-

Loan payable Agriculture Development Bank of China, due on June 17, 2011 with annual interest of 5.31%	1,062,055	-

Total	$8,784,706	$5,045,090

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 – LONG-TERM LOAN

At April 29, 2008, the Company borrowed  $758,610 (RMB 5,000,000) from Agriculture Development Bank of China, due on April 28, 2013, with annual interest rate of 7.74%, and secured by commercial real estate owned by Zhou Taiping and Zhou Jilin, Director and CEO of the Company respectively. The loan was utilized in purchasing glutinous rice powder product line and constructing warehouses.

As of December 31, 2010, the current and non-current portions are as follow:

December 31, 2010
Current Portion of long-term loan payable	$318,616
Non-current portion of long-term loan payable	439,994
Total long –term loan payable	$758,610

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Future annual principal payments of the loan payable subsequent to December 31, 2010 are as follows:

Twelve months ending December 31,	Amount
2011	$318,616
2012	227,583
2013	212,411
Total	$758,610

NOTE 9 - OBLIGATIONS UNDER CAPITAL LEASES FROM RELATED PARTIES

The following leased properties meeting capital lease criteria are capitalized at lower of present value of the related lease payments or the fair value of the leased assets at inception of the lease.

The Company leases a total of 7,529 square meters of land at its manufacturing site from Zhou Jiling and Zhou Taiping, CEO and Director of the Company, respectively. The annual lease payment commensed in April 2006 and is RMB 94,861 (approximately $14,150). The lease expires on December 31, 2055. The present value of the total lease payments at inception was RMB 1,414,260 (approximately $214,574), which was calculated with a discount rate of 6.39%, a prevailing PRC long-term borrowing rate in April, 2006.

As of December 31, 2010, future rental payments applicable to the above capital leases with remaining terms in excess of one year were as follows:

Twelve months ending December 31,	Capital lease payments
2011	$14,150
2012	14,150
2013	14,150
2014	14,150
2015	14,150
Thereafter	568,948
Total minimum lease payments	639,698
Less amount representing interest	428,783
Present value of net minimum lease payments	$210,915
Less current obligation	915
Long-term obligations	$210,000

NOTE 10 – INCOME TAXES

Deferred tax assets and liabilities are recognized for differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. A valuation allowance is established to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

As of December 31, 2010, the Company was governed by the Income Tax Law of the PRC and the British Virgin Islands. As of January 28, 2011, the Company also became subject to the Income Tax Law of the U.S.. According to China State Administration to Taxation in Qiyang County in Hunan Province, from September 1, 2006 to December 24, 2009, Hunan Xiangmei, the Company’s Chinese subsidiary is a foreign invested joint venture, which enjoyed income tax waiver in the first five years and half income tax waiver in the following three years. According to China State Administration to Taxation in Qiyang County in Hunan Province, because Hunan Xiangmei was awarded as “a Leading Agricultural Enterprise in Hunan Province” and invested in Qiyang Industrial Development Zone, starting from December 24, 2009, Hunan Xiangmei continues to enjoy income tax waiver. As a result, Hunan Xiangmei had not incurred any income tax since its inception. All tax years since inception remain subject to examination by the tax authorities.  Xiangmei Food, established on December 23, 2010, is subject to the Income Tax Laws of PRC. In 2010, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. As of December 31, 2010, Xiangmei Food had not made any profit and was not subject to income tax. Grain Wealth was incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, this entity is not subject to income taxes.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Value Added Tax

The Company is subject to value added tax (“VAT”) for manufacturing products including frozen foods and ice-cream. The applicable VAT tax rate is 17% for products sold in the PRC. The Company is exempt from paying VAT for sale of crops including glutinous rice, sesame and peanuts cultivated by the Company itself in accordance with VAT regulation in PRC. VAT payable in the PRC is charged on an aggregated basis at a rate of 17% on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of goods, any amount paid in respect of VAT included in the price or charges, and less any deductible VAT already paid by the taxpayer on purchases of goods in the same financial year. As of December 31, 2010 and June 30, 2010, the Company has accrued $265,879 and $127,714 of value-added tax.

NOTE 11 – DUE TO RELATED PARTY

On December 31, 2010 and June 30, 2010, the Company owed $0 and $7,305 (RMB 50,000) to Zhou Taiping, Director of the Company. From time to time, Zhou Taiping provided advances to the Company for working capital purpose. The advances were usually short-term in nature and bore interest similar to the popular bank interest rate in the same period. On December 31, 2010, the Company has paid off all advances from Zhou Taiping. As of December 31, 2010 and June 30, 2010, the Company owed the accrued interest of $330,933 and $320,357 respectively.

As discussed in Note 9, the Company leases a total of 7,529 square meter of land as its manufacturing site from Zhou Jiling and Zhou Taipin, CEO and Director of the Company, respectively. As of December 31, 2010 and June 30, 2010, the Company owed to Zhou Jiling and Zhou Taiping, CEO and Director of the Company respectively, current capital lease obligation and interest expense of $68,365 and $59,213, respectively.

NOTE 12  – COMMITMENTS

On September 23, 2009, the Company signed a contract with the Management Committee of Qiyang Industrial Development Zone to purchase land use rights as discussed in Note 6. Based on the contract, the Company is required to make investments worth at least RMB50,000,000 (approximately $7.5 million), including equipment and construction of a building on the land within two years of the contract date.  If the Company’s total investments are below RMB 50,000,000, the Company is required make payments of additional RMB 80,000 per acre, totaling approximately four million RMB (approximately $0.6 million). The construction is expected to be completed by August 2011.

The Company entered into annual land lease agreements with farming cooperatives to cultivate various crops. As discussed in Note 6, the Company also entered in farmland development agreements with these farming cooperatives, which automatically extend the land lease term to 10 years. The annual land lease fee is RMB 150 yuan ($22) per acre. As of December 31, 2010, future lease payments related to the land lease agreement was as follows:

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Twelve months ending December 31,	Land lease payments
2011	$1,101,386
2012	1,101,386
2013	1,101,386
2014	1,101,386
2015	1,101,386
Thereafter	5,506,932
Total future lease payments	$11,013,864

NOTE 13 – CONCENTRATION OF CREDIT RISKS

Three customers accounted for approximately 24.4% of the total sales for the six months ended December 31, 2010, with each customer individually accounting for 8.3%, 8.1% and 8.0%, respectively. Three customers accounted for approximately 22.7% of the total sales for the six months ended December 31, 2010, with each customer individually accounting for 8.3%, 7.6% and 6.8%, respectively.

Three customers accounted for approximately 24.8% of the total sales for the six months ended December 31, 2009, with each customer individually accounting for 8.7%, 8.2% and 8.0%, respectively. Three customers accounted for approximately 47.1% of the total sales for the six months ended December 31, 2009, with each customer individually accounting for 26.4%, 12.2% and 8.5%, respectively.

No single vendor accounted more than 10% of the total revenue for the six months ended December 31, 2010 and 2009.

NOTE 14 – PRODUCT LINE INFORMATION

Based on qualitative and quantitative criteria established by the accounting standard, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

The Company’s net revenue and cost of goods sold by product lines for the six and three months ended December 31, 2010 and 2009 are as follows:

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 14 – SEGMENT INFORMATION (continued)

Six months ended December 31, 2010	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	6,459,930	3,821,495	2,080,100	1,656,677	1,834,632	2,777,928	$18,630,762

Cost of Sales	5,919,736	1,968,437	1,106,538	890,006	985,603	2,299,349	13,169,669

Gross Profit	540,194	1,853,058	973,562	766,671	849,029	478,579	5,461,093

Six months ended December 31, 2009	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	4,842,398	2,508,095	1,351,955	1,006,371	1,562,694	1,743,719	$13,015,232

Cost of Sales	4,213,204	1,139,289	673,023	498,972	718,762	1,345,451	8,588,701

Gross Profit	629,194	1,368,806	678,932	507,399	843,932	398,268	4,426,531

The Company’s net revenue and cost of goods sold by product lines for the three months ended December 31, 2010 and 2009 are as follows:

Three months ended December 31, 2010	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	4,798,832	3,192,500	1,713,761	1,402,236	-	-	$11,107,329

Cost of Sales	4,315,659	1,618,605	934,468	749,646	-	-	7,618,378

Gross Profit	483,173	1,573,895	779,293	652,590	-	-	3,488,951

Three months ended December 31, 2009	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	3,975,513	2,025,446	1,131,593	823,726	-	1,229,574	$ 9,185,852

Cost of Sales	3,469,185	896,949	540,407	385,471	-	919,494	6,211,506

Gross Profit	506,328	1,128,497	591,186	438,255	-	310,081	4,426,531

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 15  – CASH DIVIDENDS

On October 4, 2009, Board of Directors of Hunan Xiangmei announced a total of $3,560,314 (RMB 25,219,507) cash dividends, of which $890,078 (RMB 6,304,877) and $2,669,486 (RMB 18,914,630) were distributed to Wu Yaotian and Zhou Taiping, respectively.  Zhou Taiping, Director of the Company, re-invested his cash dividends into the Company, which is recorded as Additional Paid-in Capital.

NOTE 16  – STATUTORY RESERVES

The Company’s Chinese subsidiaries are required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Hunan Xiangmei’s registered capital is $1,207,729 (RMB10,000,000). Hunan Xiangmei reserved up to 50% of the entities’ registered capital (in RMB) during the six months ended December 31, 2009.

NOTE 17 – SUBSEQUENT EVENTS

On January 28, 2011, the Company and its shareholders entered into a Share Exchange Agreement (“Exchange Agreement”) with NewEra Technology Development Co., Ltd, (“NewEra”), a public traded company in US. Pursuant to the terms of the Exchange Agreement, the shareholders of the Company transferred all of their shares in exchange for 9,200,000 shares of the common stock of NewEra as set forth in the Exchange Agreement, so that the shareholders of the Company own a majority of the outstanding shares of NewEra. The Share Exchange resulted in a change in the control of NewEra as the Shareholders of the Company became the majority shareholders of NewEra. Also, the original shareholders and directors of the NewEra resigned and the shareholders of the Company were elected as directors of the Company and appointed as its executive officers.

For accounting purpose, this transaction has been accounted for as a reverse acquisition. Accordingly, the Company and its subsidiaries are treated as the continuing entity for accounting purposes.

Immediately after the  Share Exchange, the Company entered into a securities purchase agreement  with four investors for the issuance and sale in a private placement of shares of Common Stock, for aggregate gross proceeds of $3,782,393 at a per share purchase price of $3.5769.

On March 23, 2011, Qiyang Xiangmei Food Technical and Development Co., Ltd ("Xiangmei Food") entered into a Share Exchange Agreement with Qiyang Honghui Agricultural Technoloical and Development Co., Ltd. ("Honghui") to purchase 100% of shares of Honghui for a price of $1,526(RMB10,000).  As a result of the Share Exchange, Honghui is a 100% owned subsidiary of Xiangmei Food.